As filed with the Securities and Exchange Commission on June 15, 2000.
                                         Registration No. 333-_____________

                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                       ____________________________

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ____________________________

                             PPT VISION, INC.
          (Exact name of registrant as specified in its charter)
          Minnesota                                 41-1413345
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)

                         12988 Valley View Road
                      Eden Prairie, Minnesota 55344
          (Address of principal executive offices and zip code)
                       ____________________________

                            PPT VISION, INC.
                         2000 STOCK OPTION PLAN
                         (Full title of the Plan)
                       ____________________________

                                                  Copy to:
          Joseph C. Christenson, President        Thomas  G.Lovett, IV
          PPT  Vision,  Inc.                      Lindquist  &Vennum P.L.L.P.
          12988 Valley View Road                  4200 IDS Center
          Eden Prairie, Minnesota 55344           Minneapolis, MN 55402
          (952) 996-9500                          (612) 371-3270
          (Name, address and telephone
           number, including area code,
           of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
     Title of                       Maximum        Maximum
     Securities        Amount       Offering       Aggregate       Amount of
     to be             to be        Price          Offering        Registration
     Registered      Registered     Per Share      Price           Fee

     Common Stock, 500,000 shares  $4.5625 (1)    $2,281,250 (1)   $602.25
     $.10 par value,
     to be issued pursuant
     to PPT Vision, Inc.
     2000 Stock Option Plan

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on June 9, 2000.

                                  PART I

          Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                 PART II

     Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended
               October 31, 1999.

          (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended January 31, 2000 and April 30, 2000; the Definitive Proxy Statement dated February 7, 2000 for the 2000 Annual Meeting of Shareholders held on March 16, 2000.

          (c) The description the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form S-2, as amended (File No. 333-03755) filed May 15, 1996.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

          The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

     Item 5. Interests of Named Experts and Counsel.

          Not applicable.

     Item 6. Indemnification of Directors and Officers.

          Section 302A.521 of the Minnesota Statutes and Article 6 of the Company's Bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit

     4.1  PPT Vision, Inc. 2000 Stock Option Plan
     5.1  Opinion of Lindquist & Vennum P.L.L.P.
     23.1  Consent  of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2 Consent of Price Waterhouse, LLP
     24.1 Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)  The Company hereby undertakes to:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on June 15, 2000.

                         PPT VISION, INC.

                         By /s/ Joseph C. Christenson
                         Joseph C. Christenson President and
                         Chief Executive Officer


                       POWER OF ATTORNEY

     The undersigned officers and directors of PPT Vision, Inc. hereby constitute and appoint Joseph C. Christenson with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 15, 2000.

Signature

  /s/ Joseph C. Christenson
Joseph C. Christenson, President,
Director (Principal Executive Officer)

  /s/ Larry G. Paulson
Larry G. Paulson, Vice President and
Chief Technology Officer, Director

  /s/ Bruce C. Huber
Bruce C. Huber, Director

  /s/ David Malmberg
David Malmberg, Director

  /s/ Peter R. Peterson
Peter R. Peterson, Director

  /s/ Richard R. Peterson
Richard R. Peterson, Chief Financial
Officer (Principal Accounting Officer)

                                                      EXHIBIT 4.1


                        PPT VISION, INC.
                     2000 STOCK OPTION PLAN


     1. Purpose. The purpose of the PPT Vision, Inc. 2000 Stock Option Plan is to provide a continuing, long-term incentive to
selected   eligible  officers,  directors,  key   employees   and
consultants of PPT Vision, Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (the "Subsidiary"), as herein defined; to provide a means of rewarding outstanding
performance;  and  to  enable  the  Corporation  to  maintain   a
competitive   position  to  attract  and  retain  key   personnel
necessary for continued growth and profitability.

     2. Definitions. The following words and phrases as used herein shall have the meanings set forth below:

          1. "Board" shall mean the Board of Directors of the Corporation as it may be comprised from time to time.

          2. "Change in Control" shall mean the time at which any entity, person or group (other than the Corporation, any subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of any employees of the Corporation or its subsidiaries) which prior to such time beneficially owned less than twenty percent (20%) of the then outstanding Common Stock acquires such additional shares of Common Stock in one or more transactions, or a series of transactions, such that following such transaction or transactions such entity, person or group beneficially owns, directly or indirectly, twenty percent (20%), or more, of the outstanding Common Stock. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur with respect to the ownership by P. R. Peterson until he beneficially owns, directly or indirectly thirty percent (30%) or more of the outstanding common stock.

          3. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

          4. "Committee" shall mean a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          5. "Common Stock" shall mean the common stock, $.10 par value, of the Corporation.

          6. "Consultant" means any person, including an advisor, engaged by the Corporation or any Parent Corporation or Subsidiary of the Corporation to render services, who is not an employee of the Corporation or any Parent Corporation of Subsidiary of Corporation.

          7. "Corporation" shall mean PPT Vision, Inc., a Minnesota corporation.

          8. "Non-Employee Directors" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act, as amended, or any successor rule.

          9. "Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq National Market System or the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or Nasdaq System on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq System on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange or the Nasdaq System, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, closing bid price for such security on the date in question, or if there is no such bid price for such security on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          10. "Incentive Stock Option" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

          11. "Non-Qualified Stock Option" shall mean any stock option granted pursuant to this Plan that is not an Incentive Stock
     Option.

          12. "Option" shall mean any stock option granted pursuant to this Plan, whether an Incentive Stock Option or a Non-Qualified Stock Option.

          13. "Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

          14. "Outside Director" shall mean a director who (a) is not a current employee of the Corporation or any member of an affiliated group which includes the Corporation; (b) is not a former employee of the Corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Corporation; (d) does not receive remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

          15.  "Plan" shall mean this 2000 Stock Option Plan of the
     Corporation.

          16. "Subsidiary" shall mean any corporation (other than the Corporation) which at the time qualifies as a subsidiary of the Corporation under Section 425(f) of the Code.

          17. "Tax Date" shall mean the date on which the amount of tax to be withheld is determined under the Code.

     3.   Shares Available Under Plan.  The number of shares which may be issued pursuant to Options granted under this Plan shall not exceed 500,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan under a stock for stock exercise of a stock option or the withholding of stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining for distribution under the Plan. The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

     4.   Administration.

          4.1. The Plan will be administered by the Board or a Committee of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors. The Committee may be a subcommittee of the Compensation Committee of the Board.

          4.2. The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to Options granted at the same time. The
     Committee's recommendations regarding Option grants and terms and conditions thereof will be conclusive.

          4.3. The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

          4.4. The Committee will designate one of its members as chairman. It will hold its meetings at the times and places as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination reduced to writing and signed by all members will be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it may deem advisable.

          4.5. No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

          4.6. The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

          4.7. Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable to Optionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by any entity, person or group (other than the Corporation, any Subsidiary of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its Subsidiaries); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment, thereof; alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this Section
     4.7 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of
     Optionees: by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

     5.   Participants.

          5.1. Participation in this Plan shall be limited to officers and regular full-time executive, administrative, professional, production and technical employees of the Corporation or of a Subsidiary, or Consultants of the Corporation or of a Subsidiary and to all Directors of the Company.

          5.2. Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

          5.3. The Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

          5.4 No person shall receive Options under this Plan which exceed 50,000 shares during any fiscal year of the Corporation.
     6.   Terms and Conditions.

          6.1. Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

          6.2. Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any Option granted pursuant to Section 6.3(a) hereof, seven years from the date of grant for any Option granted pursuant to 6.3(b) hereof and ten years and one day from the date of grant for any Option designated by the Committee as a Non-Qualified Stock Option) and shall provide that the Option shall expire at the end of such period; provided, however, the term of each Option shall be subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section
     4.7 hereof in the event of the occurrence of any of the events set forth therein.

          6.3. The exercise price per share shall be determined by the Committee at the time any Option is granted; provided, however, that in no event shall the exercise price per share purchasable under a Non-Qualified Stock Option be less than 85% of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, and, if the Option is an Incentive Stock Option, shall be determined as follows:

               (a) For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

               (b) For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

          6.4. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Corporation or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

          6.5. An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Corporation at the time of the grant. The Option agreement may require, if so determined by the Corporation, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Corporation may specify. Notwithstanding the foregoing and subject to the discretionary acceleration rights of the Committee, an Option granted to a director, officer or 10% shareholders of the Corporation shall not be exercisable for a period of six
     (6) months unless the Option has been approved by the Board, the Committee or the shareholders of the Corporation.

          6.6. The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

     7.   Exercise of Option.

          7.1. Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Secretary of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

          7.2.  Payment  shall be made to the Corporation  either
     (i) in cash, including certified check, bank draft or money order, (ii) at the discretion of the Corporation, by delivering Common Stock of the Corporation already owned by the participant, (iii) at the discretion of the Corporation, by delivering a promissory note, containing such terms and conditions acceptable to the Corporation, for all or a portion of the purchase price of the shares so purchased, or a combination of (i), (ii) and (iii). With respect to (ii) the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

          7.3. Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

          7.4. If the terms of an Option so permit, an Optionee, other than a member of the Committee, may elect by written notice to the Secretary of the Corporation (or such other person as he may designate), to satisfy the withholding tax requirements associated with the exercise of an Option by authorizing the Corporation to retain from the number of shares of Common Stock that would otherwise be deliverable to the Optionee that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, and regulations and rulings and in the event shares are withheld, the amount withheld may not exceed the minimum required federal, state and FICA withholding amounts. Where shares are transferred to an Optionee prior to the Tax Date, the Optionee shall agree in any such election to surrender that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3. In addition, any election to have shares withheld pursuant to this
     Section 7.4 will be irrevocable by the Optionee and will in any event be subject to the disapproval of the Committee.

     8.   Adjustments of Option Stock.  In case the shares issuable
          upon exercise of any Option granted under the Plan at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares (whether with or without par value), the number of shares purchasable upon exercise of such Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive a number of shares which he or she would  have  owned  or have been entitled to  receive  after  the
          happening   of   such  event  had  such  Option  been   exercised
          immediately  prior  to  the  happening  of  such  subdivision  or
          combination or any record date with respect thereto.   An  adjust
          ment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination retroactive to the record date, if any, for such subdivision or combination. The Option price (as such amount may have theretofore been adjusted pursuant to the provisions hereof) shall be adjusted by multiplying the Option price immediately prior to the adjustment of the number of shares purchasable under the Option by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the
          denominator shall   be  the  number  of  shares  so  purchasable
          immediately thereafter.   Substituted shares of stock shall be deemed
          shares under Section 3 of the Plan.

     9. Assignments. Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or
her   lifetime  and  shall  not  be  assignable  or  transferable
otherwise   than  by  will  or  by  the  laws  of   descent   and
distribution.    Notwithstanding the foregoing, the Board or  the
Committee may, in its discretion, determine that an Option may be exercised by a person other than the Optionee and that an Option may be transferable based on he tax and federal securities law considerations then in effect for such Options.

     10. Severance; Death; Disability. An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

          10.1. If the employment of the Optionee is termi nated by any reason other than his or her death or disability, the Optionee may at any time within not more than three months after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated by deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

          10.2. If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than three months after termination of his or her employment, the Optionee's rights under the Option may be exercised at any time within one year following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

          10.3. If the employment of the Optionee is termi nated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than one year after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.
          10.4. Notwithstanding anything contained in Sections 10.1, 10.2 and 10.3 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.

          10.5. Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

     11. Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

     12. Securities Registration. If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the participant to take any action in connection with the exercise of an Option,
then   notwithstanding  any  contrary  provision  of  an   Option
agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or
shares.   In  such  event, the stock certificate evidencing  such
shares   shall  bear  a  legend  referring  to  applicable   laws
restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

     13.  Duration and Amendment.

          13.1. There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all Incentive Stock Options must be granted within ten years from the date the Plan is approved by the shareholders.

          13.2. The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which options may be granted under the Plan, (ii) permit the granting of Incentive Stock Options at less than 100% of Fair Market Value at time of grant, or (iii) permit any change which results in any repricing of any award or option heretofore granted hereunder.

     14. Approval of Shareholders. This Plan expressly is subject to approval of holders of a majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed canceled.

     15. Conditions of Employment. The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

     16. Other Options. Nothing in the Plan will be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant Options to, or assume Options of, any person for the acquisition by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

     Adopted by Board of Directors December 22, 1999
     Approved by Shareholders March 16, 2000
                                                      EXHIBIT 5.1




                         June 15, 2000
PPT Vision, Inc.
12988 Valley View Road
Eden Prairies, MN 55344

     Re: Opinion of Counsel as to Legality of 500,000 shares of Common Stock to be
          Registered under the Securities Act of 1933

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 500,000 shares of Common Stock, $.10 par value per share, of PPT Vision, Inc., (the "Company") offered to officers, directors, employees and consultants of the Company or its subsidiaries pursuant to the PPT Vision, Inc. 2000 Stock Option Plan (the "Plan").

     As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 500,000 shares of Common Stock to be offered to officers, directors and employees under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

     The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common
Stock under the Securities Act of 1933.

                              Very truly yours,

                              LINDQUIST & VENNUM P.L.L.P.

                               /s/ Lindquist & Vennum P.L.L.P.
                                                    EXHIBIT 23.2

                 INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 10, 1999, relating to the financial statements which appear in PPT Vision, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999.




                              /s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 14, 2000